Exhibit 99.1

Astoria Financial Corporation Announces Second Quarter EPS of $0.49

Quarterly Cash Dividend of $0.24 Per Common Share Declared

          LAKE SUCCESS, N.Y., July 20 /PRNewswire-FirstCall/ -- Astoria Financial Corporation (NYSE: AF) (“Astoria”), the holding company for Astoria Federal Savings and Loan Association (“Astoria Federal”), today reported net income of $47.8 million, or $0.49 diluted earnings per share (“EPS”), for the quarter ended June 30, 2006, compared to $57.4 million, or $0.55 EPS, for the 2005 second quarter.  For the 2006 second quarter, annualized returns on average equity, average tangible equity and average assets were 14.94%, 17.48% and 0.87%, respectively, compared to 16.66%, 19.24% and 1.00%, respectively, for the comparable 2005 period.

          For the six months ended June 30, 2006, net income totaled $96.7 million, or $0.98 EPS, compared to $116.9 million, or $1.12 EPS, for the comparable 2005 period.  For the six months ended June 30, 2006, annualized returns on average equity, average tangible equity and average assets were 14.87%, 17.34% and 0.87%, respectively, compared to 17.02%, 19.68% and 1.01%, respectively, for the comparable 2005 period.

First Half 2006 Balance Sheet Highlights:

-	Deposits increased $282 million, or 4% annualized

	--	Core deposits(1) increased $195 million, or 7% annualized

-	Loan portfolio increased $241 million, or 3% annualized

	--	Multifamily/Commercial Real Estate (“CRE”) loan portfolio increased $184 million, or 9% annualized

-	Securities portfolio decreased $701 million, or 21% annualized

-	Borrowings decreased $735 million, or 19% annualized

-	Repurchased 4.7 million shares

          Commenting on the 2006 second quarter results, George L. Engelke, Jr., Chairman, President and Chief Executive Officer of Astoria, noted, “The effect of seventeen interest rate increases by the Federal Reserve over the past two years has resulted in a prolonged flat to inverted yield curve environment which, in addition to putting pressure on our net interest margin and earnings, continues to limit profitable growth opportunities.  While we have been somewhat successful in mitigating the negative impact on our margin through reductions of our securities and borrowings, a sustained flat to inverted yield curve will continue to exert downward pressure on our margin and earnings.  During this challenging period we will continue our strategy of shrinking the balance sheet by reducing the securities portfolio and borrowings, growing loans and deposits and repurchasing our stock.”

          Board Declares Quarterly Cash Dividend of $0.24 Per Share

          The Board of Directors of the Company, at their July 19, 2006 meeting, declared a quarterly cash dividend of $0.24 per common share.  The dividend is payable on September 1, 2006 to shareholders of record as of August 15, 2006. This is the forty-fifth consecutive quarterly cash dividend declared by the Company.

          Eleventh Stock Repurchase Program Continues

          During the second quarter, Astoria repurchased 2.2 million shares of its common stock at an average cost of $30.58 per share.  During the six month period ended June 30, 2006 Astoria repurchased a total of 4.7 million shares, completing its tenth stock repurchase program and commencing its eleventh stock repurchase program in the first quarter.  Under the current stock repurchase program, 5.6 million shares of the 10 million shares authorized remain available for repurchase.

          Second Quarter and Six Month Earnings Summary

          Net interest income for the quarter ended June 30, 2006 totaled $101.3 million compared to $111.5 million for the 2006 first quarter and $121.3 million for the second quarter a year ago.  For the six months ended June 30, 2006, net interest income totaled $212.9 million compared to $246.6 million for the comparable 2005 six month period.

          Astoria’s net interest margin for the quarter ended June 30, 2006 declined to 1.92% from 2.10% for the previous quarter and 2.21% for the quarter ended June 30, 2005, primarily due to the cost of interest-bearing liabilities rising more rapidly than the yield on interest-earning assets.  The Company’s core interest rate spread (the difference between the yield on loans and the cost of deposits) for the 2006 second quarter declined to 2.63% from 2.84% for the 2006 first quarter and 3.09% for the second quarter a year ago.

          Non-interest income for the quarter ended June 30, 2006 increased $3.2 million to $25.7 million from $22.5 million for the 2005 second quarter.  The increase is primarily due to an increase in mortgage banking income, net, primarily due to a $1.3 million recovery in the mortgage servicing rights (“MSR”) valuation allowance in the 2006 second quarter compared to a $2.5 million MSR impairment charge in the 2005 second quarter.

          For the six months ended June 30, 2006, non-interest income totaled $44.6 million compared to $47.3 million for the comparable 2005 period.  The decline was primarily due to a $5.5 million, pre-tax, charge related to the termination of interest rate swap agreements in the 2006 first quarter, partially offset by increases in mortgage banking income, net, of $2.2 million and customer service and other loan fees of $1.3 million.

          The components of mortgage banking income (loss), net, which is included in non-interest income, are detailed below:

(Dollars in millions)	2Q06	2Q05	1H06	1H05

Loan servicing fees	$1.1	$1.3	$2.3	$2.6
Amortization of MSR	(0.9)	(1.3)	(1.9)	(2.7)
MSR valuation adjustments	1.3	(2.5)	2.0	(0.1)
Net gain on sale of loans	0.6	0.9	1.2	1.6
Mortgage banking income (loss), net	$2.1	$(1.6)	$3.6	$1.4

          General and administrative expense (“G&A”) for the quarter ended June 30, 2006 declined $2.4 million to $55.2 million from $57.6 million for the comparable 2005 period due primarily to lower compensation and benefit expenses and lower goodwill litigation expense (included in other G&A expense).  On a linked quarter basis, G&A declined $1.1 million, primarily due to reduced pension and incentive compensation accruals.

          For the six months ended June 30, 2006, G&A declined $6.6 million to $111.5 million from $118.1 million for the comparable 2005 period.  The decrease was primarily due to a $4.3 million decrease in goodwill litigation expense, a $1.9 million decrease in advertising expense, a $1.9 million decrease in compensation and benefits expense, partially offset by a $1.3 million increase in occupancy, equipment and systems expense.

          Balance Sheet Summary

          Due to the continued flat to inverted yield curve during the second quarter, spread availability continued to narrow.  Accordingly, we continued to reduce our balance sheet through the reduction of non-core business activities.  Total securities for the quarter ended June 30, 2006 declined $356.5 million, or 23% annualized, to $5.9 billion at June 30, 2006, representing 27% of total assets, of which $1.6 billion, or 8% of total assets, are categorized as available-for-sale.  Borrowings declined in the second quarter of 2006 by $391.8 million, or 21% annualized, to $7.2 billion at June 30, 2006, representing 33% of total assets.

          For the six months ended June 30, 2006 total securities declined $701.6 million, or 21% annualized, and borrowings declined $734.9 million, or 19% annualized.  Total assets declined $376.5 million from March 31, 2006 and $518.8 million from December 31, 2005 and total $21.9 billion at June 30, 2006.

          Key balance sheet highlights, reflecting the improvement in the quality of the Company’s balance sheet since December 31, 1999, follow:

(Dollars in millions)	12/31/99	12/31/01	12/31/03	12/31/05	06/30/06	% Change 12/31/99- 06/30/06

Assets	$22,700	$22,672	$22,462	$22,380	$21,861	. 4%
Loans	$10,286	$12,167	$12,687	$14,392	$14,633	+ 42%
Securities	$10,763	$8,013	$8,448	$6,572	$5,871	. 45%
Deposits	$9,555	$10,904	$11,187	$12,810	$13,092	+ 37%
Borrowings	$11,528	$9,826	$9,632	$7,938	$7,203	. 38%

          The following table illustrates this improvement on an outstanding per share basis:

Amount per share	12/31/99	12/31/01	12/31/03	12/31/05	06/30/06	% Change	CAGR

Loans	$66.28	$89.36	$107.51	$137.11	$144.80	118%	13%
Deposits	$61.57	$80.09	$94.80	$122.04	$129.55	110%	12%

          During the 2006 second quarter, the 1-4 family mortgage loan portfolio decreased slightly and totaled $9.8 billion at June 30, 2006.  For the quarter ended June 30, 2006, 1-4 family loan originations and purchases totaled $554.3 million compared to $707.1 million for the 2005 second quarter.  Of the 2006 second quarter production, 78% consisted of 3/1 and 5/1 adjustable rate mortgage loans.

          For the six months ended June 30, 2006, the 1-4 family mortgage loan portfolio increased $66.1 million.  For the six month period ended June 30, 2006, 1-4 family loan originations and purchases totaled $1.1 billion compared to $1.4 billion in the year-ago six month period.

          During the 2006 second quarter, the multifamily and CRE loan portfolio increased $72.5 million, or 7% annualized, to $4.1 billion, or 28% of total loans, at June 30, 2006.  Multifamily and CRE loan originations totaled $183.7 million for the 2006 second quarter compared to $241.9 million for the comparable 2005 period.  The average loan-to-value ratio of the multifamily and CRE loan portfolio continues to be less than 65%, based on current principal balance and original appraised value, and the average loan balance is less than $1 million.

          For the six month period ended June 30, 2006, the multifamily and CRE loan portfolio increased $184.4 million, or 9% annualized.  Multifamily and CRE loan originations totaled $401.1 million for the 2006 six month period compared to $498.5 million in the year-ago six month period.

          At June 30, 2006, non-performing loans totaled $54.3 million, or 0.25% of total assets, compared to $50.0 million, or 0.23% of total assets, at March 31, 2006.  Net charge-offs for the quarter and six months ended June 30, 2006 totaled $80,000 and $96,000, respectively, or an annualized rate of less than one basis point of the average total loans outstanding for each period.  The ratio of the allowance for loan losses to non-performing loans at June 30, 2006 was 149%.

          Deposits for the second quarter increased $103.3 million to $13.1 billion at June 30, 2006, primarily due to an increase in Liquid CD accounts, which increased core deposits $101.2 million to $5.5 billion with an average cost of 1.05%.  During the 2006 second quarter, our efforts to extend deposit liabilities resulted in $1.8 billion of non-Liquid CDs issued or repriced at a weighted average rate of 4.83% with a weighted average maturity of 13 months.

          For the six months ended June 30, 2006, deposits increased $281.8 million, or 4% annualized, due primarily to an increase in core deposits, primarily Liquid CD accounts.  In addition, for the six months ended June 30, 2006, $3.2 billion of non-Liquid CDs were issued or repriced at a weighted average rate of 4.65% with a weighted average maturity of 12 months.

          Stockholders’ equity was $1.3 billion, or 5.80% of total assets at June 30, 2006.  Astoria Federal continues to maintain capital ratios in excess of regulatory requirements with core, tangible and risk-based capital ratios of 6.53%, 6.53% and 12.22%, respectively, at June 30, 2006.

          Future Outlook

          Commenting on the outlook for the second half of 2006, Mr. Engelke stated, “The operating environment continues to remain challenging as a result of rising short term interest rates and a continued flat to inverted yield curve which will result in a slightly lower net interest margin for the year than previously forecast.  We expect to continue our strategy of shrinking the balance sheet through reductions in the securities portfolio and borrowings through normal cash flow, while we emphasize deposit and loan growth, all of which will continue to improve the quality of both the balance sheet and earnings.  As we reduce the size of the balance sheet, we will continue to focus on the repurchase of our stock as a very desirable use of capital.  This strategy should better position us to take advantage of more profitable asset growth opportunities when the yield curve steepens.”

          Astoria Financial Corporation, the holding company for Astoria Federal Savings and Loan Association, with assets of $21.9 billion is the sixth largest thrift institution in the United States.  Established in 1888, Astoria Federal is the largest thrift depository headquartered in New York with deposits of $13.1 billion and embraces its philosophy of Putting people first by providing the customers and local communities it serves with quality financial products and services through 86 convenient banking office locations and multiple delivery channels, including its enhanced website, www.astoriafederal.com. Astoria Federal commands the fourth largest deposit market share in the attractive Long Island market, which includes Brooklyn, Queens, Nassau, and Suffolk counties with a population exceeding that of 38 individual states.  Astoria Federal originates mortgage loans through its banking offices and loan production offices in New York, an extensive broker network covering twenty-four states, primarily the East Coast, and the District of Columbia, and through correspondent relationships covering forty- four states and the District of Columbia.

          Earnings Conference Call July 20, 2006 at 3:30 p.m. (ET)

          The Company, as previously announced, indicated that Mr. Engelke will host an earnings conference call Thursday afternoon, July 20, 2006 at 3:30 p.m. (ET).  The toll-free dial-in number is (800) 967-7140.

          A telephone replay will be available on July 20, 2006 from 7:00 p.m. (ET) through Friday, July 28, 2006, 11:59 p.m. (ET).  The replay number is (888) 203-1112, passcode: 4153753.  The conference call will also be simultaneously webcast on the Company’s website www.astoriafederal.com and archived for one year.

          Forward Looking Statements

          This document contains a number of forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  These statements may be identified by the use of such words as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “outlook,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “would,” and similar terms and phrases, including references to assumptions.

          Forward-looking statements are based on various assumptions and analyses made by us in light of our management’s experience and its perception of historical trends, current conditions and expected future developments, as well as other factors we believe are appropriate under the circumstances. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors (many of which are beyond our control) that could cause actual results to differ materially from future results expressed or implied by such forward-looking statements.  These factors include, without limitation, the following: the timing and occurrence or non- occurrence of events may be subject to circumstances beyond our control; there may be increases in competitive pressure among financial institutions or from non-financial institutions; changes in the interest rate environment may reduce interest margins or affect the value of our investments; changes in deposit flows, loan demand or real estate values may adversely affect our business; changes in accounting principles, policies or guidelines may cause our financial condition to be perceived differently; general economic conditions, either nationally or locally in some or all of the areas in which we do business, or conditions in the securities markets or the banking industry may be less favorable than we currently anticipate; legislative or regulatory changes may adversely affect our business; applicable technological changes may be more difficult or expensive than we anticipate; success or consummation of new business initiatives may be more difficult or expensive than we anticipate; or litigation or matters before regulatory agencies, whether currently existing or commencing in the future, may delay the occurrence or non-occurrence of events longer than we anticipate.  We assume no obligation to update any forward-looking statements to reflect events or circumstances after the date of this document.

(1)	Core deposits include savings, money market, checking and Liquid CD accounts.

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(In Thousands, Except Share Data)

	At June 30, 2006	At December 31, 2005

ASSETS
Cash and due from banks	$139,330	$169,234
Repurchase agreements	148,570	182,803
Securities available-for-sale	1,646,866	1,841,351
Securities held-to-maturity (fair value of $4,059,226 and $4,627,013, respectively)	4,223,867	4,730,953
Federal Home Loan Bank of New York stock, at cost	137,355	145,247
Loans held-for-sale, net	16,549	23,651
Loans receivable:
Mortgage loans, net	14,154,518	13,879,804
Consumer and other loans, net	478,094	512,489
	14,632,612	14,392,293
Allowance for loan losses	(81,063)	(81,159)
Total loans receivable, net	14,551,549	14,311,134
Mortgage servicing rights, net	17,246	16,502
Accrued interest receivable	76,973	80,318
Premises and equipment, net	148,511	151,494
Goodwill	185,151	185,151
Bank owned life insurance	382,176	382,613
Other assets	187,332	159,820
TOTAL ASSETS	$21,861,475	$22,380,271
LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Deposits	$13,092,232	$12,810,455
Reverse repurchase agreements	5,180,000	5,780,000
Federal Home Loan Bank of New York advances	1,587,000	1,724,000
Other borrowings, net	435,662	433,526
Mortgage escrow funds	143,056	124,929
Accrued expenses and other liabilities	155,390	157,134
TOTAL LIABILITIES	20,593,340	21,030,044
Stockholders’ equity:
Preferred stock, $1.00 par value; 5,000,000 shares authorized:
Series A (1,800,000 shares authorized and - 0 - shares issued and outstanding)	—	—
Series B (2,000,000 shares authorized and - 0 - shares issued and outstanding)	—	—
Common stock, $.01 par value; (200,000,000 shares authorized; 166,494,888 shares issued; and 101,055,435 and 104,967,280 shares outstanding, respectively)	1,665	1,665
Additional paid-in capital	834,794	824,102
Retained earnings	1,820,876	1,774,924
Treasury stock (65,439,453 and 61,527,608 shares, at cost, respectively)	(1,296,676)	(1,171,604)
Accumulated other comprehensive loss	(69,418)	(49,536)
Unallocated common stock held by ESOP (6,306,603 and 6,465,273 shares, respectively)	(23,106)	(23,688)
Deferred compensation	—	(5,636)
TOTAL STOCKHOLDERS’ EQUITY	1,268,135	1,350,227
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$21,861,475	$22,380,271

CONSOLIDATED STATEMENTS OF INCOME
(In Thousands, Except Share Data)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,

	2006	2005	2006	2005

Interest income:
Mortgage loans:
One-to-four family	$125,606	$112,898	$250,491	$224,480
Multi-family, commercial real estate and construction	63,986	58,300	126,245	116,496
Consumer and other loans	8,972	7,475	17,819	14,256
Mortgage-backed and other securities	68,532	88,526	140,427	182,448
Repurchase agreements	2,296	1,361	3,939	2,810
Federal Home Loan Bank of New York stock	1,797	1,650	3,486	2,823
Total interest income	271,189	270,210	542,407	543,313
Interest expense:
Deposits	90,549	67,065	173,254	132,025
Borrowings	79,324	81,798	156,291	164,728
Total interest expense	169,873	148,863	329,545	296,753
Net interest income	101,316	121,347	212,862	246,560
Provision for loan losses	—	—	—	—
Net interest income after provision for loan losses	101,316	121,347	212,862	246,560
Non-interest income:
Customer service fees	16,440	16,305	33,038	31,251
Other loan fees	962	1,082	1,772	2,246
Mortgage banking income (loss), net	2,147	(1,582)	3,629	1,364
Income from bank owned life insurance	4,031	4,190	8,106	8,365
Other	2,147	2,531	(1,921)	4,042
Total non-interest income	25,727	22,526	44,624	47,268
Non-interest expense:
General and administrative:
Compensation and benefits	28,528	29,967	58,839	60,757
Occupancy, equipment and systems	16,297	15,787	33,105	31,812
Federal deposit insurance premiums	415	447	849	895
Advertising	1,902	1,870	3,829	5,775
Other	8,077	9,492	14,906	18,836
Total non-interest expense	55,219	57,563	111,528	118,075
Income before income tax expense	71,824	86,310	145,958	175,753
Income tax expense	24,061	28,914	49,261	58,878
Net income	$47,763	$57,396	$96,697	$116,875
Basic earnings per common share	$0.50	$0.56	$1.00	$1.14
Diluted earnings per common share	$0.49	$0.55	$0.98	$1.12
Basic weighted average common shares	95,477,528	102,253,984	96,386,742	102,704,734
Diluted weighted average common and common equivalent shares	98,059,723	104,184,538	98,974,405	104,568,500

SELECTED FINANCIAL RATIOS AND OTHER DATA

	For the Three Months Ended June 30,		At or For the Six Months Ended June 30,

	2006	2005	2006	2005

Selected Returns and Financial Ratios (annualized)
Return on average stockholders’ equity	14.94%	16.66%	14.87%	17.02%
Return on average tangible stockholders’ equity(1)	17.48	19.24	17.34	19.68
Return on average assets	0.87	1.00	0.87	1.01
General and administrative expense to average assets	1.00	1.00	1.01	1.02
Efficiency ratio (2)	43.46	40.01	43.31	40.19
Net interest rate spread (3)	1.82	2.12	1.91	2.14
Net interest margin (4)	1.92	2.21	2.01	2.22
Selected Non-GAAP Returns and Financial Ratios (annualized) (5)
Non-GAAP return on average stockholders’ equity			15.43%	17.02%
Non-GAAP return on average tangible stockholders’ equity (1)			17.99	19.68
Non-GAAP return on average assets			0.91	1.01
Non-GAAP efficiency ratio (2)			42.42	40.19
Asset Quality Data (dollars in thousands)
Non-performing loans/ total loans			0.37%	0.21%
Non-performing loans/ total assets			0.25	0.13
Non-performing assets/ total assets			0.25	0.13
Allowance for loan losses/ non-performing loans			149.31	287.86
Allowance for loan losses/ non-accrual loans			150.81	308.11
Allowance for loan losses/ total loans			0.55	0.60
Net charge-offs to average loans outstanding (annualized)	0.00%	0.01%	0.00	0.00
Non-performing assets			$55,361	$30,080
Non-performing loans			54,290	28,666
Loans 90 days past maturity but still accruing interest			537	1,884
Non-accrual loans			53,753	26,782
Net charge-offs	$80	$211	96	239
Capital Ratios (Astoria Federal)
Tangible			6.53%	6.71%
Core			6.53	6.71
Risk-based			12.22	13.33
Other Data
Cash dividends paid per common share	$0.24	$0.20	$0.48	$0.40
Dividend payout ratio	48.98%	36.36%	48.98%	35.71%
Book value per share (6)			$13.38	$13.71
Tangible book value per share (7)			11.43	11.88
Average equity/average assets	5.81%	5.98%	5.88%	5.91%
Mortgage loans serviced for others (in thousands)			$1,430,746	$1,605,071
Full time equivalent employees			1,635	1,864

(1)	Average tangible stockholders’ equity represents average stockholders’ equity less average goodwill.
(2)	The efficiency ratio represents general and administrative expense divided by the sum of net interest income plus non-interest income.
(3)	Net interest rate spread represents the difference between the average yield on average interest-earning assets and the average cost of average interest-bearing liabilities.
(4)	Net interest margin represents net interest income divided by average interest-earning assets.
(5)

The information presented for the six months ended June 30, 2006 represents pro forma calculations which are not in conformity with U.S. generally accepted accounting principles, or GAAP.  The 2006 information excludes the $3.6 million, after tax, ($5.5 million, before tax) charge for the termination of our interest rate swap agreements recorded in the 2006 first quarter.  See page 12 for a reconciliation of GAAP net income to non-GAAP earnings for the six months ended June 30, 2006.

(6)	Book value per share represents stockholders’ equity divided by outstanding shares, excluding unallocated Employee Stock Ownership Plan, or ESOP, shares.
(7)	Tangible book value per share represents stockholders’ equity less goodwill divided by outstanding shares, excluding unallocated ESOP shares.

AVERAGE BALANCE SHEETS
(Dollars in Thousands)

	For the Three Months Ended June 30, 2006

	Average Balance		Interest	Average Yield/ Cost

				(Annualized)
Assets:
Interest-earning assets:
Mortgage loans (1):
One-to-four family	$9,920,003		$125,606	5.06%
Multi-family, commercial real estate and construction	4,214,459		63,986	6.07
Consumer and other loans (1)	490,463		8,972	7.32
Total loans	14,624,925		198,564	5.43
Mortgage-backed and other securities (2)	6,099,829		68,532	4.49
Repurchase agreements	189,049		2,296	4.86
Federal Home Loan Bank stock	142,884		1,797	5.03
Total interest-earning assets	21,056,687		271,189	5.15
Goodwill	185,151
Other non-interest-earning assets	778,676
Total assets	$22,020,514
Liabilities and stockholders’ equity:
Interest-bearing liabilities:
Savings	$2,396,537		2,405	0.40
Money market	563,782		1,381	0.98
NOW and demand deposit	1,540,556		224	0.06
Liquid certificates of deposit	966,457		10,397	4.30
Total core deposits	5,467,332		14,407	1.05
Certificates of deposit	7,485,159		76,142	4.07
Total deposits	12,952,491		90,549	2.80
Borrowings	7,433,642		79,324	4.27
Total interest-bearing liabilities	20,386,133		169,873	3.33
Non-interest-bearing liabilities	355,948
Total liabilities	20,742,081
Stockholders’ equity	1,278,433
Total liabilities and stockholders’ equity	$22,020,514
Net interest income/net interest rate spread			$101,316	1.82%
Net interest-earning assets/net interest margin	$670,554			1.92%
Ratio of interest-earning assets to interest-bearing liabilities	1.03	x

	For the Three Months Ended June 30, 2005

	Average Balance		Interest	Average Yield/ Cost

				(Annualized)
Assets:
Interest-earning assets:
Mortgage loans (1):
One-to-four family	$9,342,312		$112,898	4.83%
Multi-family, commercial real estate and construction	3,827,458		58,300	6.09
Consumer and other loans (1)	529,679		7,475	5.64
Total loans	13,699,449		178,673	5.22
Mortgage-backed and other securities (2)	7,997,687		88,526	4.43
Repurchase agreements	189,058		1,361	2.88
Federal Home Loan Bank stock	126,518		1,650	5.22
Total interest-earning assets	22,012,712		270,210	4.91
Goodwill	185,151
Other non-interest-earning assets	851,531
Total assets	$23,049,394
Liabilities and stockholders’ equity:
Interest-bearing liabilities:
Savings	$2,827,699		2,831	0.40
Money market	848,457		2,037	0.96
NOW and demand deposit	1,597,270		235	0.06
Liquid certificates of deposit	291,669		1,872	2.57
Total core deposits	5,565,095		6,975	0.50
Certificates of deposit	7,004,979		60,090	3.43
Total deposits	12,570,074		67,065	2.13
Borrowings	8,757,467		81,798	3.74
Total interest-bearing liabilities	21,327,541		148,863	2.79
Non-interest-bearing liabilities	343,422
Total liabilities	21,670,963
Stockholders’ equity	1,378,431
Total liabilities and stockholders’ equity	$23,049,394
Net interest income/net interest rate spread			$121,347	2.12%
Net interest-earning assets/net interest margin	$685,171			2.21%
Ratio of interest-earning assets to interest-bearing liabilities	1.03	x

(1)	Mortgage loans and consumer and other loans include loans held-for- sale and non-performing loans and exclude the allowance for loan losses.
(2)	Securities available-for-sale are included at average amortized cost.

AVERAGE BALANCE SHEETS
(Dollars in Thousands)

	For the Six Months Ended June 30, 2006

	Average Balance		Interest	Average Yield/ Cost

				(Annualized)
Assets:
Interest-earning assets:
Mortgage loans (1):
One-to-four family	$9,905,279		$250,491	5.06%
Multi-family, commercial real estate and construction	4,153,353		126,245	6.08
Consumer and other loans (1)	498,280		17,819	7.15
Total loans	14,556,912		394,555	5.42
Mortgage-backed and other securities (2)	6,263,198		140,427	4.48
Repurchase agreements	170,104		3,939	4.63
Federal Home Loan Bank stock	140,855		3,486	4.95
Total interest-earning assets	21,131,069		542,407	5.13
Goodwill	185,151
Other non-interest-earning assets	792,174
Total assets	$22,108,394
Liabilities and stockholders’ equity:
Interest-bearing liabilities:
Savings	$2,432,131		4,855	0.40
Money market	592,217		2,854	0.96
NOW and demand deposit	1,528,357		444	0.06
Liquid certificates of deposit	848,717		17,452	4.11
Total core deposits	5,401,422		25,605	0.95
Certificates of deposit	7,517,750		147,649	3.93
Total deposits	12,919,172		173,254	2.68
Borrowings	7,542,721		156,291	4.14
Total interest-bearing liabilities	20,461,893		329,545	3.22
Non-interest-bearing liabilities	345,909
Total liabilities	20,807,802
Stockholders’ equity	1,300,592
Total liabilities and stockholders’ equity	$22,108,394
Net interest income/net interest rate spread			$212,862	1.91%
Net interest-earning assets/net interest margin	$669,176			2.01%
Ratio of interest-earning assets to interest-bearing liabilities	1.03	x

	For the Six Months Ended June 30, 2005

	Average Balance		Interest	Average Yield/ Cost

				(Annualized)
Assets:
Interest-earning assets:
Mortgage loans (1):
One-to-four family	$9,306,432		$224,480	4.82%
Multi-family, commercial real estate and construction	3,754,593		116,496	6.21
Consumer and other loans (1)	526,117		14,256	5.42
Total loans	13,587,142		355,232	5.23
Mortgage-backed and other securities (2)	8,259,673		182,448	4.42
Repurchase agreements	216,177		2,810	2.60
Federal Home Loan Bank stock	134,388		2,823	4.20
Total interest-earning assets	22,197,380		543,313	4.90
Goodwill	185,151
Other non-interest-earning assets	858,133
Total assets	$23,240,664
Liabilities and stockholders’ equity:
Interest-bearing liabilities:
Savings	$2,848,793		5,673	0.40
Money market	881,618		3,959	0.90
NOW and demand deposit	1,578,781		465	0.06
Liquid certificates of deposit	234,291		2,945	2.51
Total core deposits	5,543,483		13,042	0.47
Certificates of deposit	6,969,312		118,983	3.41
Total deposits	12,512,795		132,025	2.11
Borrowings	9,017,082		164,728	3.65
Total interest-bearing liabilities	21,529,877		296,753	2.76
Non-interest-bearing liabilities	337,679
Total liabilities	21,867,556
Stockholders’ equity	1,373,108
Total liabilities and stockholders’ equity	$23,240,664
Net interest income/net interest rate spread			$246,560	2.14%
Net interest-earning assets/net interest margin	$667,503			2.22%
Ratio of interest-earning assets to interest-bearing liabilities	1.03	x

(1)	Mortgage loans and consumer and other loans include loans held-for- sale and non-performing loans and exclude the allowance for loan losses.
(2)	Securities available-for-sale are included at average amortized cost.

END OF PERIOD BALANCES AND RATES
(Dollars in Thousands)

	At June 30, 2006		At March 31, 2006

	Balance	Weighted Average Rate (1)	Balance	Weighted Average Rate (1)

Selected interest-earning assets:
Mortgage loans, gross (2):
One-to-four family	$9,824,066	5.32%	$9,846,475	5.25%
Multi-family, commercial real estate and construction	4,245,697	5.95	4,163,563	5.91
Mortgage-backed and other securities (3)	5,870,733	4.34	6,227,251	4.34
Interest-bearing liabilities:
Savings	2,352,923	0.40	2,438,090	0.40
Money market	537,602	1.01	598,766	0.97
NOW and demand deposit	1,535,833	0.06	1,562,612	0.06
Liquid certificates of deposit	1,117,478	4.54	843,131	4.09
Total core deposits	5,543,836	1.20	5,442,599	0.94
Certificates of deposit	7,548,396	4.26	7,546,339	3.92
Total deposits	13,092,232	2.96	12,988,938	2.67
Borrowings, net	7,202,662	4.29	7,594,475	4.13

	At June 30, 2005

	Balance	Weighted Average Rate (1)

Selected interest-earning assets:
Mortgage loans, gross(2):
One-to-four family	$9,267,038	5.08%
Multi-family, commercial real estate and construction	3,877,208	5.86
Mortgage-backed and other securities (3)	7,769,396	4.35
Interest-bearing liabilities:
Savings	2,779,265	0.40
Money market	811,836	0.97
NOW and demand deposit	1,571,911	0.06
Liquid certificates of deposit	331,746	2.70
Total core deposits	5,494,758	0.53
Certificates of deposit	7,090,469	3.48
Total deposits	12,585,227	2.19
Borrowings, net	8,568,796	3.70

(1)

Weighted average rates represent stated or coupon interest rates excluding the effect of yield adjustments for premiums, discounts and deferred loan origination fees and costs and the impact of prepayment penalties.

(2)	Mortgage loans exclude loans held-for-sale and include non-performing loans.
(3)	Securities available-for-sale are reported at fair value and securities held-to-maturity are reported at amortized cost.

RECONCILIATION OF 2006 GAAP NET INCOME TO NON-GAAP EARNINGS
(In Thousands, Except Per Share Data)

	For the Six Months Ended June 30, 2006

	GAAP	Adjustments(4)	Non-GAAP

Net interest income after provision for loan losses	$212,862	$—	$212,862
Non-interest income	44,624	5,456	50,080
Non-interest expense	111,528	—	111,528
Income before income tax expense	145,958	5,456	151,414
Income tax expense	49,261	1,841	51,102
Net income	$96,697	$3,615	$100,312
Basic earnings per common share	$1.00	$0.04	$1.04
Diluted earnings per common share	$0.98	$0.04	$1.01	(5)

(4)	Adjustments relate to the $5.5 million charge for the termination of our interest rate swap agreements and the related tax effects.
(5)	Figures do not cross foot due to rounding.

SOURCE  Astoria Financial Corporation
                      -0-                                                                       07/20/2006
          /CONTACT:  Peter J. Cunningham, First Vice President, Investor Relations,
+1-516-327-7877, ir@astoriafederal.com /
          /Company News On-Call:  http://www.prnewswire.com/comp/104529.html /
          /Web site:  http://www.astoriafederal.com /
          (AF)